PURCHASE OF EXCLUDED ASSETS

WHEREAS, the Shareholders of Hamilton Investment Group, Inc., an Oklahoma corporation, have entered into a Stock Purchase Agreement with HII Technologies, Inc., a Delaware corporation (the “Stock Purchase Agreement”), whereby HII Technologies, Inc. is to purchase all of the stock of Hamilton Investment Group, Inc.

WHEREAS, prior to the closing of such sale, Hamilton Investment Group, Inc. has or is going to transfer and assign certain tangible personal property to S & M Assets, LLC, an Oklahoma limited liability company, as described in Exhibit “A” attached hereto (the “Excluded Assets”).

WHEREAS, it is the intention of the parties to the above described Stock Purchase Agreement that, subsequent to such sale of all of the stock of Hamilton Investment Group, Inc. to HII Technologies, Inc., Hamilton Investment Group, Inc. will purchase the Excluded Assets from S & M Assets, LLC pursuant to this agreement.

 This Agreement (this “Agreement”) is effective August 12, 2014, between S & M Assets, LLC, (“Seller”) and Hamilton Investment Group, Inc., an Oklahoma corporation, and HII Technologies, Inc., a Delaware Corporation (“Buyer”) and provides the terms for the Buyer’s acquisition of all of Seller’s right, title and interest in and to all of the assets described in Schedule “A” attached hereto (the “Excluded Assets”).

1.

Acquisition.  Buyer agrees to purchase and Seller agrees to sell the Excluded Assets on or before one year from the Closing Date under the Stock Purchase Agreement, free and clear of any and all liens, encumbrances, and other rights of third parties.

2.

Purchase Price The total consideration for the Excluded Assets is $1,516,100 in cash (the “Purchase Price”); provided, however, that such purchase price shall be reduced by that portion of any rent paid by HII Technologies, Inc. to S & M Assets, LLC, pursuant to that certain Lease Agreement of even date entered into by the parties hereto for the lease of the Excluded Assets which is in excess of the sum of $100,000.

3.

Seller’s Deliveries.   At the Closing of this sale of the Excluded Assets, the Seller will execute and deliver to the Buyer a bill of sale, in substantially the form attached hereto as Exhibit “B” (the “Bill of Sale”) and all certificates of title, assignments, and other instruments and documents as necessary to convey good and marketable title to the Excluded Assets from the Sellers to the Buyer.  Following the Closing, the Seller will take such additional actions and execute and deliver such other documents as are reasonably requested by Buyer in connection with the consummation of the transactions contemplated in the Agreement.

4.

Miscellaneous.

a)

Governing Law; Venue.  This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma, without reference to principles of conflict of laws.  The sole jurisdiction and venue for any dispute arising from or related to this Agreement shall be in the United States District Court or Oklahoma District

                         Court located in Oklahoma City, Oklahoma.

b)

Severability.  If a part of this Agreement is found to be invalid or unenforceable for any reason, the remaining part shall not be void, but shall remain in effect and shall be fully enforceable without regard to those portions found to be invalid.

c)

Entire Agreement; Successors.  This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any and all prior or contemporaneous oral and prior written agreements and understandings. This Agreement shall inure to the benefit of and be enforceable by Seller and the Seller’s successors and permitted assigns.  This Agreement shall inure to the benefit of and be binding upon Buyer and its successors and permitted assigns.

d)

Amendment and Waiver.  This Agreement may not be amended, and no provision hereof shall be waived, except by a writing signed by all the parties to this Agreement.

e)

Assignment.  Neither this Agreement nor any rights or obligations hereunder may be assigned by either Party without the other Party’s prior written consent. Any attempted or purported assignment without such consent shall be void.

f)

Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

To acknowledge your agreement to the terms of this Agreement and the transactions contemplated by the Agreement, please sign where indicated below.

"SELLOR"

S & M Assets, LLC

By: /s/ William M. Hamilton

       William M. Hamilton, Manager

"BUYER"

Hamilton Investment Group, Inc.

By: /s/ William M. Hamilton

       William M. Hamilton, Manager

By: /s/ Matthew C. Flemming

       Matthew C. Flemming, Chief Executive Officer

HII Technologies, Inc.

By: /s/ Matthew C. Flemming

       Matthew C. Flemming, Chief Executive Officer

EXHIBIT A

1.

2 ½ miles 12” layflat pipe

2.

8 miles

10” layflat pipe

3.

3 miles 1”   aluminum

EXHIBIT B

BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS that S & M Assets, LLC, an Oklahoma limited liability company ("Seller"), for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable considerations, paid by Hamilton Investment Group, Inc., an Oklahoma corporation (the “Buyer”), the receipt and sufficiency of which are hereby acknowledged, does hereby grant, assign, transfer and deliver unto Buyer all of the Seller’s right, title and interest in and to all the tangible personal property described on Exhibit "A" attached hereto and made a part hereof (the “Purchased Assets”).

TO HAVE AND TO HOLD the same unto the Buyer, and the Buyer's successors and assigns, forever. Seller does hereby bind Seller and Seller’s successors and assigns, to warrant and forever defend all and singular the title to such personal property unto Buyer, and its successors and assigns, against every person whomsoever lawfully claiming or to claim the same, or any part thereof.

Seller hereby constitutes and appoints Buyer and its successors and assigns as its true and lawful attorney in fact solely in connection with the transactions contemplated by this instrument, with full power of substitution, in the name and stead of Seller, but on behalf of and for the benefit of Buyer and its successors and assigns, to demand and receive any and all of the Purchased Assets hereby sold and transferred or intended so to be, and to give receipt and releases for and in respect of the same and any part thereof, and from time to time to institute and prosecute, in the name of the Seller or otherwise, for the benefit of Buyer or its successors and assigns, proceedings at law, in equity, or otherwise, which Buyer or its successors or assigns reasonably deem proper in order to collect or reduce to possession or endorse any of the Purchased Assets and to do all lawful acts and things in relation to the Purchased Assets which Buyer or its successors or assigns reasonably deems desirable.

IN WITNESS WHEREOF, Seller has hereby caused this Bill of Sale to be duly executed as of the 11th day of August, 2014.

"SELLER"

S & M Assets, LLC

By: /s/ William M. Hamilton

       William M. Hamilton, Manager

EXHIBIT A

4.

2 ½ miles 12” layflat pipe

5.

8 miles

10” layflat pipe

6.

3 miles 1”   aluminum